UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2008

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Disclosure provided below under Item 5.02(c) is incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a) Not applicable.

(b) Not applicable.

(c) On January 7, 2008, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced the appointment of Jane Pritchett Henderson, age 42, as the Company’s Executive Vice President, Chief Financial Officer, Chief Business Officer, Secretary and Principal Financial Officer, effective January 1, 2008. Robert B. Pelletier, the Company’s Vice President, Finance, continues to serve as Principal Accounting Officer. A press release announcing Ms. Henderson’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

From March 2005 to November 2007, Ms. Henderson was at HSBC Securities (USA), where she served as Managing Director – Head of Biopharmaceuticals. From February 2001 to February 2005, Ms. Henderson was a Managing Director at CIBC World Markets. From July 1999 to February 2001, Ms. Henderson was a Senior Vice President at Lehman Brothers. Prior to July 1999, Ms. Henderson held senior investment banking positions at Citigroup (formerly Salomon Smith Barney, Salomon Brothers), SG Warburg (now UBS), and Lehman Brothers. Ms. Henderson holds a BS in Psychology from Duke University.

Pursuant to the terms of Ms. Henderson’s offer letter, her initial base pay is annualized at $300,000 and is subject to annual increases at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. Ms. Henderson is eligible to receive an annual cash bonus targeted at 35% of her annual base pay at the end of each calendar year that she is employed by Panacos. The award and amount, which may be less than or greater than the target amount, of any annual cash bonus shall be determined at the sole, but good faith, discretion of Panacos, based on the achievement of mutually agreed upon performance goals, both individual and Company, and Ms. Henderson’s continued employment with Panacos through the date of payment. Any annual cash bonus will be paid within 60 days following the end of the year to which it relates. Ms. Henderson’s primary residence will currently remain in Connecticut, and Panacos will reimburse her for expenses paid for a residence in Massachusetts for 12 months, in such amount mutually agreed upon by Ms. Henderson and the Compensation Committee of the Board of Directors (and which shall be no greater than $4,000 per month).

In connection with her employment, Ms. Henderson has been granted an initial option to purchase 400,000 shares of Panacos common stock at fair market value at the time of grant. The options will vest monthly in 48 equal installments beginning one month from the date of grant. Ms. Henderson has also been granted 75,000 shares of Panacos restricted common stock, to vest on the earlier of (i) the dosing of the first patient in a Phase 3 trial or pivotal trial of a Panacos product candidate; or (ii) the third anniversary of the grant date of such restricted stock. Subject to the termination provisions described below, upon termination of employment, Ms. Henderson shall have three months to exercise any unexercised, vested options. The offer letter also provides for participation in employee benefits offered by Panacos, such as medical, disability and life insurance and Panacos’ 401(k) plan. The offer letter also provides for the signing of an Employee Inventions, Non-Competition, Non-Disclosure, and Non-Solicitation Agreement by Ms. Henderson.

Pursuant to the offer letter, Ms. Henderson or Panacos may terminate Ms. Henderson’s employment at any time for any reason with five days’ advance notice. If Ms. Henderson’s employment is terminated without cause, as defined in the offer letter, or she resigns for good reason, as defined in the offer letter, then, subject to Ms. Henderson’s timely execution of a separation agreement reasonable agreed to by the parties, Panacos will pay severance of nine months’ base pay, paid in accordance with Panacos’ then-current payroll practices, and will continue to pay its portion of the cost to continue Ms. Henderson’s and her immediate family’s medical and dental coverage for nine months following the termination date. In addition, Ms. Henderson will have twelve months to exercise any stock options that are vested as of such termination date. If, within twelve months following a change of control, as defined in the offer letter, Ms. Henderson’s employment is terminated without cause or she resigns for good reason, then, subject to Ms. Henderson’s timely execution of a separation agreement reasonable agreed to by the parties, Panacos will pay severance of one year’s base pay, paid in accordance with Panacos’ then-current payroll practices, and will continue to pay its portion of the cost to continue Ms. Henderson’s and her immediate family’s medical and dental coverage for one year following the termination date. Ms. Henderson will also be entitled to a pro-rated portion of her target annual cash bonus based upon the number of days elapsed from the first day of the calendar year in which her employment is terminated to the date of her termination. Such bonus will be paid within 60 days following the date of termination. In addition, at the time of such termination or resignation, any unvested options shall become fully vested and exercisable and any outstanding restricted stock shall be deemed to be fully vested and will no longer be subject to a right of repurchase by Panacos. Ms. Henderson will have twelve months to exercise any stock options that are vested as of such termination date. In the case of Ms. Henderson’s death or permanent and total disability, as defined in the offer letter, as of the date of her death or permanent and total disability: (i) any outstanding options shall become automatically exercisable and may be exercised at any time within one year after that date; and (ii) any outstanding restricted stock shall be deemed to be fully vested and will no longer be subject to a right of repurchase by Panacos. Ms. Henderson will also be entitled to a pro-rated portion of her target annual cash bonus based upon the number of days elapsed from the first day of the calendar year of her death or permanent and total disability. Such bonus will be paid within 60 days following the date of Ms. Henderson’s death or permanent and total disability.

(d) Not applicable.

(e) Disclosure provided above under Item 5.02(c) is incorporated herein by reference.

(f) Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

10.1	Offer letter from the Company to Ms. Henderson, dated as of January 1, 2008.

99.1	Press release of the Company announcing Ms. Henderson’s appointment, dated as of January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: January 7, 2008	By:	/s/ Alan W. Dunton
Alan W. Dunton, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer letter from the Company to Ms. Henderson, dated as of January 1, 2008.

99.1	Press release of the Company announcing Ms. Henderson’s appointment, dated as of January 7, 2008.